MOUNTAIN STATES R&D INTERNATIONAL INC.
13801 E. Benson Highway Suite A, Vail, Arizona 85641

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference of chain of custody results of the mineral inventory study we are conducting on behalf of Searchlight Minerals Corp. (the “Company”) in Amendment No. 3 to the Registration Statement on Form SB-2/A to be filed by Searchlight with the United States Securities and Exchange Commission.

Dated the 12th day of June, 2007

MOUNTAIN STATES R&D INTERNATIONAL INC.

/s/ Roshan Bhappu

_____________________________
Per: DR. ROSHAN BHAPPU
         President